UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March  29, 2012

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-34032	26-0388421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 969-3586

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 29, 2012, Pioneer Southwest Energy Partners L.P. (the “Partnership”), entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto. The Amended Credit Agreement amends and restates the Partnership’s Credit Agreement dated as of October 29, 2007(the “2007 Facility”), which was to mature in May 2013.

The primary changes effected by the Amended Credit Agreement were to extend the maturity of the 2007 Facility to March 29, 2017, unless further extended in accordance with the terms of the Amended Credit Agreement for an additional year (provided that the Partnership may request only two such extensions), and to eliminate the covenant that the Partnership maintain an interest coverage ratio of not less than 2.5 to 1.0.

Borrowings under the Amended Credit Agreement may be in the form of Eurodollar rate loans, base rate committed loans or swing line loans. The Amended Credit Agreement contains customary representations and warranties, events of default and negative and affirmative covenants, which include (i) the maintenance of a quarter end consolidated leverage ratio (representing a ratio of consolidated indebtedness of the Partnership to consolidated earnings before depreciation, depletion and amortization; impairment of long-lived assets; exploration expense; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; noncash commodity derivative related activity; and noncash equity-based compensation) of not more than 3.5 to 1.0, and (ii) the maintenance of a ratio of the net present value of the Partnership’s projected future cash flows from its oil and gas assets to total debt of at least 1.75 to 1.0.

As with the 2007 Facility, total borrowings may not exceed $300 million, subject to the Partnership’s right to increase the borrowing commitments by an additional maximum amount of $100 million if the lenders increase their commitments or if commitments of new lenders are added.

This description of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Entry Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant into a Material Definitive Agreement

The disclosure provided in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1 --	Amended and Restated Credit Agreement entered into as of March 29, 2012, among the Partnership, as the Borrower, Bank of America, N.A., as Administrative Agent, and certain other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

	By:	Pioneer Natural Resources GP LLC, its
general partner

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated: April 3, 2012

EXHIBIT INDEX

PIONEER NATURAL RESOURCES COMPANY

EXHIBIT INDEX

Exhibit No.	Description

10.1(a)	Amended and Restated Credit Agreement entered into as of March 29, 2012, among the Partnership, as the Borrower, Bank of America, N.A., as Administrative Agent, and certain other lenders.

(a) Filed herewith.